EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT is dated as of the 31st day of March, 2005 (the “Effective Date”) by and between STAAR Surgical Company, a Delaware corporation with its principal office at 1911 Walker Avenue, Monrovia, California 91016 (the “Company”), and the several purchasers identified in the attached Exhibit A (individually, a “Purchaser” and collectively, the “Purchasers”).

        WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of approximately 4,100,000 shares (the “Shares”) of the authorized but unissued shares of common stock, $.01 par value per share, of the Company (the “Common Stock”); and

        WHEREAS, the Purchasers, severally, wish to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

        NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.          Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a)     “Affiliate” of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

(b)     “Agreement” means this Stock Purchase Agreement.

(c)     “Business Day” means any day other than a Saturday, Sunday or U.S. federal holiday.

(d)     “Closing” has the meaning set forth in Section 2.2 of this Agreement.

(e)     “Closing Date” means the date of the Closing.

(f)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(g)     “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.

(h)     “Operative Agreements” shall mean the Registration Rights Agreement together with this Agreement.

(i)     “Majority Purchasers” shall mean Purchasers which, at any given time, hold greater than fifty percent (50%) of the voting power of the outstanding Shares that have not been resold pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act.

(j)     “SEC” shall mean the Securities and Exchange Commission.

(k)     “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

2.          Purchase and Sale of Shares.

2.1     Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Closing, the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading “Number of Shares to be Purchased” on Exhibit A hereto, at a purchase price of $ 3.50 per share. The total purchase price payable by each Purchaser for the number of shares of Common Stock that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading “Purchase Price” on Exhibit A hereto. The aggregate purchase price payable by the Purchasers to the Company for all of the Shares shall be $14,350,000.

2.2      Closing. The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP on the second Business Day after the Company shall have given written notice (the “Closing Notice”) to the Purchasers that all of the conditions precedent set forth in Section 5.1 have been satisfied in full or at such other location, date and time as may be agreed upon between the Purchasers and the Company. At the Closing, the Company shall deliver to each Purchaser a single stock certificate, registered in the name of such Purchaser, representing the number of shares of Common Stock purchased by such Purchaser, against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

3.          Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

3.1      Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company. The Company does not have any material subsidiaries other than those identified in the SEC Documents (as defined below). Except for short-term investments and investments that are not material to the Company, the Company does not own any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity except as set forth in the SEC Documents. Complete and correct copies of the certificate of incorporation and bylaws of the Company as in effect on the Effective Date have been filed by the Company with the Commission. The Company has all requisite corporate power and authority to carry on its business as now conducted.

3.2      Capitalization. The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which approximately 20,689,638 shares are outstanding on the date hereof and (ii) 20,000,000 shares of preferred stock, of which no shares are outstanding on the date hereof. Except for options to purchase Common Stock issued to employees and consultants of the Company, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

3.3      Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement, and the Registration Rights Agreement.

3.4      Valid Issuance of the Shares. The Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase the Company’s capital stock exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. Except as disclosed in the SEC Documents, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time) following the notification of the Company’s intent to file the registration statement to be filed by the Company pursuant to Registration Rights Agreement (the “Registration Statement”) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. As of the Effective Date, no further approval or authority of the stockholders or the Board of Directors of the Company shall be required for the issuance and sale of the Shares by the Company, or the filing of the Registration Statement by the Company, as contemplated herein.

3.5      Financial Statements. The Company has furnished to each Purchaser its audited Statements of Income, Stockholders’ Equity and Cash Flows for the fiscal year ended December 31, 2004 and its audited Balance Sheet as of December 31, 2004. All such financial statements are hereinafter referred to collectively as the “Financial Statements.” The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon. Since December 31, 2004, to the Company’s knowledge, there has been no material adverse change (actual or threatened) in the assets, liabilities (contingent or other), affairs, operations, prospects or condition (financial or other) of the Company, except as may be disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, a copy of which has been presented to the Purchasers (the “10-K”).

3.6      SEC Documents.   The Company has furnished to each Purchaser, a true and complete copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing January 1, 2005 and ending on the date hereof. The Company will, promptly upon the filing thereof, also furnish to each Purchaser all statements, reports (including, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.6 being called, collectively, the “SEC Documents”). As of their respective filing dates, the SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

3.7      Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein have been obtained and will be effective as of the Closing Date.

3.8      No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement filed as an exhibit to the 10-K, or any instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.

3.9      Brokers or Finders. Except for Pacific Growth Equities, LLC (the “Placement Agent”), the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable by the Company to the Placement Agent, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.10      Nasdaq National Market. The Common Stock is listed on the Nasdaq National Market, and there are no proceedings to revoke or suspend such listing.

3.11      Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit or proceeding or, to the Company’s knowledge, any investigation, pending, or to the Company’s knowledge, threatened by or before any governmental body against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a material adverse effect on the Company. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

4.          Representations and Warranties of the Purchasers. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

4.1      Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. Such Purchaser has all requisite corporate power to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement. Such Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares for an indefinite period of time. The Purchaser acknowledges that the Placement Agent has made no representations or warranties regarding the Company; the Purchaser agrees that neither the Placement Agent nor any of its controlling persons, affiliates, directors, officers, employees or consultants shall have any liability to the Purchaser or any person asserting claims on behalf of or in right of the Purchaser for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the Purchaser’s purchase of Shares.

4.2      Purchase Entirely for Own Account. Such Purchaser is acquiring the Shares being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act. Such Purchaser has not entered into an agreement or understanding with any other party to resell or distribute such shares.

4.3      Investor Status; Etc. Such Purchaser certifies and represents to the Company that at the time such Purchaser acquires any of the Shares, such Purchaser will be an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares. Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

4.4      Confidential Information. Each Purchaser understands that any information provided to such Purchaser by the Company is strictly confidential and proprietary to the Company and has been prepared from the Company’s publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser’s confidential use in connection with its investment decision regarding the Shares. Such Purchaser agrees to use such information for the sole purpose of evaluating a possible investment in the Shares and such Purchaser hereby acknowledges that it is prohibited from reproducing or distributing such information, the Operative Agreements, or any other offering materials, in whole or in part, or divulging or discussing any of their contents except for use internally and by its legal counsel and except as required by law or legal process. Further, such Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential until such time as the Company makes public announcement of the sale of Shares. Such Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, such Purchaser hereby acknowledges that unauthorized public disclosure of information regarding this offering may cause the Company to violate Regulation FD.

4.5      Shares Not Registered. Such Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.6      No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

4.7      Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.8      Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

4.9      No Intent to Effect a Change of Control. Such Purchaser has no present intent to consummate a “change of control” of the Company, as such term is understood in Rule 13d of the Exchange Act.

4.10      No General Solicitation. Such Purchaser was not offered or sold the Shares, directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio, the internet or by telephone or (ii) any seminar or other meeting whose attendees had been invited by general solicitation or general advertising.

5.      Conditions Precedent.

5.1      Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a)     The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

(b)     The Registration Rights Agreement shall have been executed and delivered by the Company.

(c)     The Company shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(d)     No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e)     The purchase of and payment for the Shares by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f)     All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser, the Purchasers shall have received an opinion of legal counsel to the Company substantially in the form of Exhibit B attached hereto, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which such Purchaser may have reasonably requested in connection with such transactions.

5.2      Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to each of the Purchasers the Shares to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

(a)     The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b)     The Registration Rights Agreement shall have been executed and delivered by each Purchaser.

(c)     The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

(d)     No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e)     The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f)     Each of the Purchasers shall have executed and delivered to the Company a Purchaser’s Questionnaire, in the form attached hereto as Exhibit C, pursuant to which each such Purchaser shall provide information necessary to confirm each such Purchaser’s status as an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act) and to enable the Company to comply with the Registration Rights Agreement.

(g)     Each of the other Purchasers shall have purchased, in accordance with this Agreement, the number of shares of Common Stock set forth opposite its name under the heading “Number of Shares to be Purchased” on Exhibit A hereto.

(h)     All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

6.      Transfer, Legends.

6.1      Securities Law Transfer Restrictions.

(a)     Each Purchaser understands that, except as provided in the Registration Rights Agreement, the Shares have not been registered under the Securities Act or any state securities laws, and each purchaser agrees that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Shares nor will such Purchaser engage in any hedging or other transaction which is designed to or could be reasonably expected to lead to or result in a Disposition of Shares by such Purchaser or any other person or entity unless (a) the Shares are registered under the Securities Act, or (b) such Purchaser shall have delivered to the Company an opinion of counsel in form, substance and scope reasonably acceptable to the Company, to the effect that registration is not required under the Securities Act or any applicable state securities law due to the applicability of an exemption therefrom. In that connection, such Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby. Such Purchaser acknowledges and agrees that no sales of the Shares may be made under the Registration Statement and that the Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (i) in the form of Appendix I hereto; (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and (iii) to the effect that (A) the shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws, and (B) the requirement of delivering a current prospectus has been satisfied. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

(b)     Each Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of Shares, in any jurisdiction outside of the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares.

(c)     Each Purchaser hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of the Operative Agreements and with all applicable securities laws and regulations, and such Purchaser acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transference except in accordance therewith. Each Purchaser acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the Registration Statement, until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such Prospectus.

6.2      Legends.

(a)     Each certificate representing any of the Shares shall be endorsed with the legends set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.”

(b)     After the earlier of (i) the effectiveness of the Registration Statement and receipt by the Company of a Purchaser’s written confirmation that such Shares will not be disposed of except in compliance with the prospectus delivery requirements of the Securities Act or (ii) Rule 144(k) under the Securities Act becoming available to a Purchaser, the Company shall, upon such Purchaser’s written request, promptly cause certificates evidencing the Purchaser’s Shares to be replaced with certificates that do not bear such restrictive legends. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to a Purchaser within three (3) Business Days following submission by that Purchaser of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form, the Company shall be liable to the Purchaser for liquidated damages in an amount equal to 1% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period or portion thereof (on a pro rata basis following the first such thirty (30) day period) beyond such three (3) Business Day period that the unlegended certificates have not been so delivered. The Company’s obligation to issue unlegended certificates pursuant to this Paragraph 6.2(b) shall be excused if (i) the SEC promulgates any rule or interpretation expressly prohibiting removal of legends in such circumstances; (ii) the SEC or other regulatory authority instructs the Company or its transfer agent not to remove such legends, or (iii) the SEC makes it a condition to the effectiveness of the Registration Statement that the Company continue to keep such legends in place.

(c)     Notwithstanding the removal of legends as provided in Paragraph 6(b), until a Purchaser’s Shares are sold pursuant to the Registration Statement or Rule 144(k) becomes available to the Purchaser, the Purchaser shall continue to hold such shares in the form of a definitive stock certificate and shall not hold the shares in street name or in book-entry form with a securities depository.

7.        Termination; Liabilities Consequent Thereon.

7.1      Termination. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

(a)     by the Purchasers, upon notice to the Company if the conditions set forth in Section 5.1 shall not have been satisfied on or prior to April 7, 2005; or

(b)     by the Company, upon notice to the Purchasers if the conditions set forth in Section 5.2 shall not have been satisfied on or prior to April 7, 2005; or

(c)     at any time by mutual agreement of the Company and the Purchasers; or

(d)     by the Purchasers, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

(e)     by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of any Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(e) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

7.2      Liabilities Upon Termination. Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

8.          Miscellaneous Provisions.

8.1      Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 8.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

8.2      Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

8.3      Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.4      Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.5      Notices.

(a)     Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(b)     All correspondence to the Company shall be addressed as follows:

STAAR Surgical Company
1911 Walker Avenue Monrovia, California 91016
Attention:        John Bily
Chief Financial Officer
Facsimile:         (626) 303-0895

        with a copy to:

Sheppard Mullin Richter & Hampton LLP
333 South Hope Street, 48th Floor
Los Angeles, California 90071-1448
Attention:        Peter M. Menard, Esq.
Facsimile:        (213) 620-1398

(c)     All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

(d)     Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

8.6      Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.7      Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.8      Governing Law; Injunctive Relief.

(a)     This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of California and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

(b)     Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an “Irreparable Breach”). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party’s reasonable costs, including attorney’s fees, incurred in connection with defending such action. Such remedies shall not be the parties’ exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

8.9      Amendments. This Agreement may not be amended or modified except pursuant to an instrument in writing signed by the Company and the Majority Purchasers.

8.10      Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.11      Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

8.12      Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, provided, however, that a Purchaser may assign its rights hereunder with respect to any Shares transferred to a “Qualified Holder” pursuant to and in compliance with Section 13 of the Registration Rights Agreement, and may designate such Qualified Holder to perform the duties of the Purchaser hereunder with respect to such transferred Shares; provided further that irrespective of such transfer and designation the Purchaser shall remain obligated hereunder with respect to all of such Purchaser’s purchased Shares. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

8.13      Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

8.14      Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Majority Purchasers.

        IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

STAAR SURGICAL COMPANY BY: /s/ John Bily —————————————— Name: John Bily, Title: Chief Financial Offficer

THE PURCHASER’S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED EVEN DATE HEREWITH SHALL CONSTITUTE THE PURCHASER’S SIGNATURE TO THIS STOCK PURCHASE AGREEMENT.

Exhibit A

PURCHASERS

	Number of Shares

Purchaser	to be Purchased	Purchase Price

Alpha US Sub Fund V, LLC	43,668	$152,838.00

Andesite Life Sciences, LP	73,940	$258,790.00

Andesite Life Sciences I, LP	23,815	$83,352.50

Andesite Life Sciences II, LP	17,245	$60,357.50

Andover Capital Partners, LP	148,800	$520,800.00

Andover Capital Offshore Partners, Ltd.	91,200	$319,200.00

Broadwood Partners, LP	246,000	$861,000.00

Cameron QTIP Trust	20,000	$70,000.00

Cameron Survivors Trust	10,000	$35,000.00

Chad Dunn	15,000	$52,500.00

Craig Drill Capital, LP	160,000	$560,000.00

East Hudson Inc. (BVI)	28,300	$99,050.00

Ivy MA Holdings 3, LLC	160,420	$561,470.00

Lubomir Skrobak	80,000	$280,000.00

Paul Rogan	15,000	$52,500.00

President Street Fund, LP	50,000	$175,000.00

Promed Offshore Fund Ltd.	10,084	$35,294.00

Promed Offshore Fund II, Ltd.	211,368	$739,788.00

Promed Partners, LP	62,493	$218,725.50

Promed Partners II, LP	16,055	$56,192.50

Seamark Fund, LP	100,000	$350,000.00

SF Capital Partners, Ltd.	650,000	$2,275,000.00

SLST Co. Corp	20,000	$70,000.00

Special Situations Cayman Fund, LP	215,000	$752,500.00

Special Situations Fund III, LP	755,000	$2,642,500.00

Special Situations Private Equity Fund, LP	289,000	$1,011,500.00

Symmetry Capital Offshore Fund Ltd.	68,947	$241,314.50

Symmetry Capital Partners LP	28,411	$99,438.50

Symmetry Capital Qualified Partners LP	180,118	$630,413.00

Symmetry Parallax Partners LP	18,436	$64,526.00

The Conus Fund, LP	92,300	$323,050.00

The Conus Fund Offshore Limited	29,400	$102,900.00

The Conus Fund (QP), LP	50,000	$175,000.00

Ursus Capital, LP	81,000	$283,500.00

Ursus Offshore Ltd.	29,000	$101,500.00

Willis and Daphne Stephens	10,000	$35,000.00

Exhibit B

April ___, 2005

Purchasers of Common Stock of
STAAR Surgical Company Listed on Exhibit A
to the Stock Purchase Agreement

Re:	Stock Purchase Agreement dated as of March 31, 2005 among STAAR Surgical Company and the Purchasers Listed on Exhibit A thereto

Ladies and Gentlemen:

        We have acted as special counsel for STAAR Surgical Company, a Delaware corporation (the “Company”), in connection with the sale by the Company to you of __________ shares of the Company’s Common Stock (the “Shares”) pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) dated as of March 31, 2005 among the Company and the persons listed on Exhibit A attached thereto (the “Purchasers”). Unless defined herein, capitalized terms have the meanings given them in the Purchase Agreement. The Purchase Agreement and the Registration Rights Agreement, as defined therein, are referred to herein as the “Agreements.”

        As to matters of fact, in the absence of actual knowledge to the contrary, we are relying upon the representations and warranties of all parties contained in the Agreements and the Certificate of the Company and Certificate of the Chief Financial Officer attached hereto (“Opinion Certificates”) and upon certificates and statements of government officials, all without independent verification. In addition, we examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we assumed that the signatures on documents and instruments examined by us are authentic, that each is complete and what it purports to be, that all documents and instruments submitted to us as copies or facsimiles conform with the originals, and that the documents and instruments submitted to us have not been amended or modified since the date submitted.

        In our examination of documents, we further assumed (i) that each person or entity entering into such documents (other than the Company in connection with the Agreements) had the power, legal competence and capacity to enter into and perform all of such party’s obligations thereunder, (ii) the due authorization, execution and delivery by each party (other than the due authorization, execution and delivery of the Agreements by the Company), (iii) the enforceability and binding nature of the obligations of the parties to such documents (other than as to the enforceability against, and the binding nature upon, the Company of the Agreements), (iv) that there is no fact or circumstance relating to any party that might prevent the Purchasers from enforcing any of the rights provided for in the Agreements, (v) performance on or before the Closing by all parties of their obligations under the Agreements to be performed on or before the Closing and (vi) no action has been taken or event occurred which amends, revokes, terminates or renders invalid any of the documents, records, consents or resolutions which we have reviewed since the date of the certificates we relied upon in rendering this opinion. We also assumed that there are no extrinsic agreements or understandings among the parties to the Agreements or Contracts (as defined below) that would modify or interpret the terms of the Agreements or Contracts expressly identified on Schedule A hereto or the respective rights or obligations of the parties thereunder.

        As used in this opinion, the expression “to our knowledge” or “known to us” with reference to matters of fact refers to the current actual knowledge of any attorney within the firm who has participated in the transactions covered by this opinion. Except to the extent expressly set forth herein we have not undertaken any independent investigation to determine the accuracy or completeness of such statement (including without limitation any examination of any documents in our files or otherwise made available to us by the Company), and no inference as to the accuracy or completeness of such statement should be drawn from our representation of the Company or our rendering the opinions set forth below.

        Based upon and subject to the foregoing and the qualifications and limitations set forth below, and except as set forth in the Agreements, it is our opinion that:

    (a)        The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own and lease its properties and to conduct its business as described in the SEC Documents, except as would not have a material adverse effect upon the Company and its Subsidiaries taken as a whole. The Company is qualified to do business as a foreign corporation in the state of California.

    (b)        The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreements.

    (c)        The Agreements have been duly authorized by all necessary corporate action on the part of the Company.

    (d)        The Agreements constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. Each of the Agreements has been duly executed and delivered by the Company.

    (e)        The Shares to be issued on the date hereof, when issued in compliance with the provisions of the Purchase Agreement, including without limitation payment in full of the consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

    (f)        The execution, delivery and performance of the Agreements by the Company and the consummation of the transactions contemplated thereby have not resulted in and will not result in (i) a violation of the Company’s Certificate of Incorporation or Bylaws, (ii) a material violation of the Delaware General Corporation Law or any United States Federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company, (iii) a violation of any judgment, order or decree specifically identified in the SEC Documents, or (iv) a default by the Company or any of its subsidiaries under any of the contracts expressly identified on Schedule A hereto (the “Contracts”), except as would not have a material adverse effect upon the Company and its subsidiaries taken as a whole.

    (g)        No consent, approval or authorization of or designation, declaration or filing with, any United States federal, Delaware corporate or California governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Agreements, or the offer, sale or issuance of the Shares, other than such as have been made or obtained, and except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares.

    (h)        Based in part upon the representations made in the Agreements and made by Pacific Growth Equities, LLC in its engagement letter with the Company, the offer, sale and issuance of the Shares to be issued in conformity with the terms of the Agreements constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

        In addition, to our knowledge, except as disclosed in the SEC Documents, there is no action, suit, proceeding or investigation pending or threatened against the Company that (i) questions the validity of the Agreements or the right of the Company to enter into the Agreements or (ii) if determined adversely, would be likely to result in a material adverse change in the financial condition or business of the Company and its subsidiaries taken as a whole. Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company nor have we undertaken any other inquiry whatsoever.

        In rendering the opinion set forth in paragraph (a) above as to the good standing of the Company and as to its qualification to do business in California, we relied exclusively on certificates of public officials.

        With regard to the opinion set forth in paragraph (d) above regarding enforceability, we note that whenever an opinion herein states that an agreement is a “valid and binding obligation” of a party “enforceable in accordance with its terms,” such statement shall mean that, subject to the qualifications and limitations set forth herein, (i) an effective contract has been formed under California law, (ii) the entire agreement is not invalid by reason of a specific statutory prohibition or the public policy of the State of California, (iii) contractual defenses to the entire agreement are not available and (iv) some remedy is available if a party to the agreement does not materially comply with its terms. This does not imply that any particular type of remedy is available.

        Our opinion set forth in paragraph (d) is further qualified by, and subject to, and we render no opinion with respect to, the following:

    1.        The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent transfers, preferential transfers and distributions and equitable subordination;

    2.        Limitations imposed by general principles of equity upon the availability of equitable remedies for the enforcement of provisions of the Agreements, whether considered in a proceeding at law or in equity, and by the effect of judicial decisions holding that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

    3.        The effect of Section 1670.5 of the California Civil Code or any other California law, United States federal or Delaware law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy;

    4.        The enforceability of provisions of the Agreements expressly, or by implication, waiving or relinquishing broadly or vaguely stated rights or unknown future rights or defenses, or waiving defenses to obligations or rights granted by law (whether substantive or procedural) or waiving rights to damages, or the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly permits the waiver of such rights;

    5.        The enforceability of any provision of any Agreement purporting to (a) waive rights to trial by jury, service of process or objections to venue or jurisdiction in connection with any litigation arising out of or pertaining to the Agreements, (b) exclude conflict of law principles under California law, (c) establish particular courts as the forum for the adjudication of any controversy relating to the Agreements, (d) establish the laws of any particular state or jurisdiction for the adjudication of any controversy relating to the Agreements, (e) establish evidentiary standards or make determinations conclusive or (f) provide for arbitration of disputes;

    6.        The effect of judicial decisions, which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Agreements;

    7.        The enforceability of any provisions of the Agreements providing that (a) rights or remedies are or are not exclusive, (b) rights or remedies may be exercised without notice, (c) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (d) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, (e) liquidated damages are to be paid upon the breach of any Agreements or (f) the failure to exercise, or any delay in exercising, rights or remedies available under the Agreements will not operate as a waiver of any such right or remedy;

    8.        The enforceability of any attorneys’ fees, severability, reimbursement, indemnification or contribution provisions;

    9.        Any provision of the Agreements requiring written amendments or waivers insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply. We note that a requirement that provisions of the Agreements may only be amended or waived in writing may not be binding or enforceable if an oral agreement has been created modifying such provision or an implied agreement by trade practice or course of conduct has given rise to an amendment or waiver; and

    10.        The validity, binding effect or enforceability of the Agreements to the extent that an arbitrator’s decision may be contrary to the law or the facts and not subject to reversal.

        In rendering the opinion set forth in paragraph (f) above relating to the Contracts, we have assumed that the governing law (exclusive of California laws relating to conflicts of laws) of each such Contract is California. We have not, however, reviewed the covenants in the Contracts that contain financial ratios and other similar financial restrictions, and no opinion is provided with respect thereto. We also do not express any opinion on parol evidence bearing on interpretation or construction of such Contracts or on any oral modifications to such Contracts made by the parties thereto.

        In rendering the opinion set forth in paragraph (f) above relating to violations of United States federal or Delaware corporate laws, rules or regulations applicable to the Company, we have not conducted any investigation into the types of businesses and activities in which the Company engages or the manner in which the Company conducts its businesses. We have not conducted any special investigation of laws, statutes, rules or regulations and our investigation of and our opinion is limited to such laws, rules or regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Agreements. We have assumed that no party to the Agreements will in the future take any discretionary action (including a decision not to act permitted by the Agreements) that would cause the performance of the Agreements to violate the Delaware General Corporate Law or any California or federal statute, rule or regulation; constitute a violation or breach of or default under any of the Contracts, or require an order, consent, permit or approval to be obtained from a California or federal government authority.

        In rendering the opinion set forth in paragraphs (g) and (h) regarding securities exemptions, we have assumed the accuracy of, and have relied upon, the Company’s representations to us that the Company has made no offer to sell the Shares by means of any general solicitation or publication of any advertisement therefor.

        In addition to the foregoing, the opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions:

    1.        We express no opinion as to compliance with any federal or state antitrust statutes, rules or regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

    2.        We assumed (a) the accuracy and completeness of the representations and warranties of the Purchasers set forth in the Agreements and (b) the validity of any wire transfers, drafts or checks tendered by the Purchasers.

    3.        We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities, including without limitation the accuracy and completeness of the information provided by the Company to the Purchasers in connection with the offer and sale of the Shares.

    4.        We express no opinion as to whether the members of the Company’s Board of Directors have complied with their fiduciary duties in connection with the authorization and performance of the Agreements.

    5.        We assumed that the actions of the Company and its officers, directors and stockholders comply with the provisions of Section 144 of the General Corporation Law of the State of Delaware.

    6.        We express no opinion as to matters governed by any laws other than the laws of the State of California, the corporate law of the State of Delaware or the federal law of the United States of America. We express no opinion as to the laws of any other jurisdiction nor as to the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We express no opinion as to whether the laws of any jurisdiction are applicable to the Agreements or the transactions contemplated thereby.

    7.        We express no opinion as to matters governed by federal and state laws and regulations governing: usury; securities (except with respect to the transactions contemplated by the Agreements); broker-dealers, investment companies, and investment advisers; insurance; labor, employment (including, but not limited to, the Americans with Disabilities Act) and pension and employee benefits; antitrust and unfair competition; escheat; health and safety, environmental protection and hazardous substances; taxation; or patents, copyrights, trademarks, trade names and other intellectual property rights.

        This Opinion is qualified to the extent, and is rendered and delivered on the express condition and assumption, that no counsel for the addressee has expressed or reached opinions which are contrary to the opinions set forth in this letter.

        This opinion is rendered as of the date first written above solely for your benefit in connection with the Purchase Agreement and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

Very truly yours,

SCHEDULE A

Contracts

1.	Managing Director’s Contract of Employment dated June 22, 1993 and the Supplementary Agreement dated November 25, 1997, between Domilens and Guenther Roepstorff.

2.	Employment Agreement dated as of December 19, 2000 by and between the Company and David Bailey.

3.	Employment Agreement dated January 3, 2002 between the Company and John Bily.

4.	Assignment Agreement of the Share Capital of Domilens Vertrieb fuer medizinische Produkte GmbH dated January 3, 2003, between STAAR Surgical AG and Guenther Roepstorff.

5.	Patent License Agreement dated May 24, 1995 between Eye Microsurgery Intersectoral Research and Technology Complex and STAAR Surgical AG, a Swiss corporation.

6.	Patent License Agreement dated January 1, 1996 between Eye Microsurgery Intersectoral Research and Technology Complex and STAAR Surgical AG, a Swiss corporation.

7.	Stockholders Rights Plan dated effective as of April 20, 1995 between the Company and American Stock Transfer & Trust Company, a New York corporation.

8.	Amendment No. 1 to Stockholders’ Rights Plan, dated April 21, 2003.

9.	Indenture of Lease dated October 20, 1983 by and between Dale E. Turner and Francis R. Turner and the Company for the property located at 1911 Walker Avenue, Monrovia, California 91016.

10.	Sixth Lease Addition to Indenture of Lease dated October 13, 2003, by and between the Company and Turner Trust UTD Dale E. Turner March 28, 1984.

11.	Indenture of Lease dated September 1, 1993 between the Company and FKT Associates, as amended.

12.	Second Amendment to Indenture of Lease dated September 21, 1998, between the Company and FKT Associates.

13.	Third Amendment to Indenture of Lease dated October 13, 2003, by and between the Company and FKT Associates.

14.	Standard Industrial/Commercial Multi-Tenant Lease dated April 5, 2000 by and between Kilroy Realty, L.P., a Delaware limited partnership, Kilroy Realty Corporation, a Maryland Corporation, General Partner and the Company, as amended.

15.	Amendment No. 1 to Standard Industrial/Commercial Multi-Tenant Lease dated January 3, 2003, by and between the Company and California Rosen.

16.	Promissory Note dated June 16, 1999 from Peter J. Utrata, M.D. to the Company.

17.	Stock Pledge Agreement dated as of June 16, 1999 by and between Peter J. Utrata, M.D., an individual, and the Company.

18.	Promissory Note dated June 2, 2000 from Peter J. Utrata to the Company.

19.	Stock Pledge Agreement dated as of June 2, 2000 by and between Peter J. Utrata, M.D., an individual, and the Company.

20.	Forbearance Agreement dated July 22, 2004, between the Company and Peter J. Utrata, M.D (including second mortgage).

21.	Promissory Note dated March 29, 2002, from Pollet & Richardson to the Company.

22.	Security Agreement dated March 29, 2002 between the Company and Pollet & Richardson.

23.	Credit Agreement dated January 13, 2003 between Postbank and Domilens GmbH.

24.	Joint Venture Agreement dated May 23, 1988 by and among the Company, Canon, Inc. and Canon Sales Co.

25.	Settlement agreement dated September 28, 2001 by and among the Company, Canon, Inc., Canon Sales Co. and Canon STAAR Company, Inc.

26.	Technical Assistance and License Agreement dated September 6, 1988 between the Company and Canon STAAR Company, Inc.

27.	Form of Stock Purchase Agreement between the Company and certain investors dated as of June 11, 2003.

28.	Employment Agreement dated May 5, 2004, between the ConceptVision Australia Pty Limited ACN 006 391 928 and Philip Butler Stoney.

29.	Employment Agreement dated May 5, 2004, between the ConceptVision Australia Pty Limited ACN 006 391 928 and Robert William Mitchell.

30.	Assignment Agreement of the Share Capital of ConceptVision Australia Pty Limited ACN 006 391 928, dated May 5, 2004, between the Company and Philip Butler Stoney and Robert William Mitchell.

31.	Addendum to the Assignment Agreement of the Share Capital of ConceptVision Australia Pty Limited ACN 006 391 928, dated May 5, 2004, between the Company and Philip Butler Stoney and Robert William Mitchell.

32.	Stock Purchase Agreement between the Company and the Purchasers listed on Exhibit A thereto, dated as of June 4, 2004.

33.	Registration Rights Agreement between the Company and the Investors listed on Exhibit A thereto, dated as of June 4, 2004.

34.	Master Credit Agreement dated August 2, 2004, between STAAR Surgical AG and UBS AG.

35.	Offer of Employment dated July 12, 2002, from the Company to Nick Curtis.

36.	Amendment to the Offer of Employment dated February 14, 2003, from the Company to Nick Curtis.

37.	Employment Agreement dated March 18, 2005, between the Company and Tom Paul.

38.	Employment Agreement dated March 18, 2005, between the Company and James Farnworth.

APPENDIX I

COMPANY

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

Attention:	STAAR Surgical Company
Chief Financial Officer

       The undersigned, [an officer of, or other person duly authorized by] ______________________________________ [fill in official name of individual or institution] hereby certifies that he/she [said institution] is the Purchaser of the Shares evidenced by the attached certificate, and as such, sold such shares on ________________ in accordance with [date] Registration Statement number ______________ [fill in the number of or otherwise identify Registration Statement] and the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser
(Individual or Institution):              ______________________

Name of Individual
Representing Purchaser
(If an institution):                             ______________________

Title of Individual
Representing Purchaser
(If an institution):                             ______________________

Signature by:

Individual Purchaser
Or Individual Representing
Purchaser:                                        ______________________